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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 28, 2001

METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-2816	36-2090085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7401 West Wilson Avenue
Chicago, Illinois
60706-4548
(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (708) 867-6777

(Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On March 23, 2001, Methode Electronics, Inc. ("Methode") announced that the Methode Board of Directors (the "Board") approved the spin-off of Stratos Lightwave, Inc. ("Stratos") and declared a stock dividend of all of Methode's shares in Stratos. The dividend has been distributed after the close of business on April 28, 2001, to Methode shareowners of record as of the close of business on April 5, 2001. Methode received no consideration in connection with the distribution. At the time the dividend was declared, Methode held 54,029,807 shares, or approximately 84.3 percent, of the outstanding common stock in Stratos.

In accordance with Accounting Principles Board Opinion No. 30, Stratos has been segregated as a discontinued operation in Methode's unaudited pro forma consolidated financial statements filed as an Exhibit to Methode's Form 8-K filed March 26, 2001.

ITEM 5.  OTHER EVENTS

    On April 30, 2001, Methode issued a press release announcing that after the close of business on April 28, 2001, it distributed 1.5113 shares of Stratos common stock as a dividend on each share of Methode Class A and Class B common stock outstanding as of the close of business on April 5, 2001, the record date for the distribution. The press release is attached as Exhibit 99 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits.

    Exhibit 99 Methode Electronics, Inc. Press Release issued April 30, 2001.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.

Date: May 4, 2001	By:	/s/ DOUGLAS A. KOMAN Douglas A. Koman Vice President Corporate Finance

EXHIBIT INDEX

Exhibits Number
99	Methode Electronics, Inc. Press Release issued April 30, 2001.

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EXHIBIT INDEX